RESTATED AND AMENDED BYLAWS

                                       OF

                                 ROOM PLUS, INC.

                           Adopted: December 12, 1996


                                    ARTICLE I

                                     OFFICES

     1. Principal Place of Business.--The principal place of business of the Corporation is 91 Michigan Avenue, Paterson, New Jersey.

     2. Other Places of Business.--Branch or subordinate places of business or offices may be established at any time by the Board of Directors (hereinafter the "Board") at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                                  SHAREHOLDERS

     1. Annual Meeting.--The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days' written notice of the time, place, and purposes of the meeting at 10:00 o'clock A.M. on the 24th day of the month of March of each year, or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

     2. Special Meetings.--A special meeting of shareholders may be called for any purpose by the president, any vice president or the Board. A special meeting shall be held upon not less than ten nor more than sixty days' written notice of the time, place, and purposes of the meeting.

     3. Action Without Meeting.--The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent shall be filed in the minutes book.
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     4. Quorum.--The presence at a meeting, in person or by proxy, of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     1. Number and Term of Office.--The number of directors constituting the Board of the Corporation shall be not less than three (3) nor more than seven
(7). Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director's successor shall have been elected and qualified. The number of directors, who need not be shareholders, may be increased or decreased by amendment to these ByLaws by a majority of the Board of Directors or by the shareholders. The number of directors may be less than three only when shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. In the case of one
(1) director, such director must be the sole shareholder.

     2. Regular Meetings.--A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

     3. Special Meetings.--A special meeting of the Board may be called at any time by the president, by any vice president or by any director for any purpose. Such meeting shall be held upon five days' notice if given orally (either by telephone or in person) or by telegraph, or by seven days' notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

     4. Action Without Meeting.--The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minutes book.

     5. Quorum.--A majority of the entire Board shall constitute a quorum for the transaction of business.

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     6. Vacancies in Board of Directors.--Any vacancy in the Board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the Board or a majority of the outstanding shares.

     7. Loans.--The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any director of the Corporation who is also an officer or employee, upon the authorization of, and under such terms and conditions as shall be determined by, a majority of the entire Board.

     8. Committees of the Board.

         (a) Designation and Powers: The Board of Directors may, by a resolution adopted by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of three or more directors of the Company. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it.

         (b) Term of Office: The members of each committee shall serve at the pleasure of the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall immediately cease to be a member of any committee thereof.

         (c) Alternate Members and Vacancies: The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a

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quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

         (d) Meetings: Each committee shall fix its own rules of procedure, and shall meet where and upon such notice as provided by such rules or by resolution of the Board of Directors. Each committee shall keep regular minutes of its proceedings and all actions by each committee shall be reported to the Board of Directors at its next regular meeting succeeding any such action. Members of any committee designated by the Board may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

         (e) Quorum; Voting: At each meeting of any committee, the presence of a majority of the total number of its members then in office shall constitute a quorum for the transaction of business. A vote of the majority of committee members present at any meeting of a committee at which a quorum is present shall be the act of such committee.

         (f) Adjournments: A majority of the members of a committee present, whether or not a quorum is present, may adjourn any meeting of such committee to another place and time.

         (g) Action of Committee Without Meeting: Any action required or permitted to be taken at any meeting of any committee designated by the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing and such writing is filed with the minutes of the proceedings of such committee.

         (h) Manner of Acting: A member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or other committees of the Board of Directors, or by any other person as to matters the members reasonably believe are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

         (i) Resignation of Committee Members: Any member of a committee may resign at any time by giving written notice of

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such resignation to the Board of Directors, the Chairman of the Board, the
President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignations shall not be necessary to make it effective.

         (j) Removal of Committee Members: Any member of any committee may be removed with or without cause at any time by the action of a majority of the members of the Board of Directors.

         (k) Compensation of Committee Members: Committee members may receive such reasonable compensation for their services as committee members, whether in the form of a salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing contained herein shall be construed to preclude any committee member from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                WAIVERS OF NOTICE

     Any notice required by these bylaws, by the certificate of incorporation, or by the New York Business Corporation Law, hereinafter "BCL," may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                    ARTICLE V
                                    OFFICERS

     1. Election.--At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a vice president, a secretary and a treasurer. Additionally, the Board may elect such other officers, including a Chairman of the Board of Directors, additional vice presidents and assistant secretaries, as it shall deem necessary. One person may hold two or more offices.

     2. Duties and Authorities of the Chairman of the Board.--The Chairman of the Board of Directors, if one be

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elected, shall preside at all meetings of the Board and shall perform such other duties as may be assigned by the Board.

     3. Duties and Authorities of President.--The president shall be chief executive officer of the Corporation and shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to authority and supervision of the president. The president may enter into and execute, in the name of the Corporation, contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board.

     4. Duties and Authorities of Vice President.--The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability, or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.

     5. Duties and Authority of Treasurer.--The treasurer shall have the custody of the funds and securities of the Corporation and shall keep, or cause to be kept, regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

     6. Duties and Authority of Secretary.--The secretary shall cause notices of all meetings to be served as prescribed in these bylaws and shall keep, or cause to be kept, the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.

                                   ARTICLE VI
                 AMENDMENTS TO AND EFFECT OF BYLAWS; FISCAL YEAR

     1. Force and Effect of Bylaws.--These bylaws are subject to the provisions of the BCL and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these bylaws is inconsistent with a

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provision in the BCL or the certificate of incorporation, the provision of the
BCL shall govern.

     2. Wherever in these bylaws references are made to more than one incorporator, director or shareholder, they shall, if this is a sole incorporator, director, or shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

     3. Amendments to Bylaws.--These bylaws may be altered, amended or repealed by vote of the shareholders holding a majority of the outstanding shares having voting power or by a majority vote of the entire Board, except that any bylaws so made by the Board may be altered or repealed by the shareholders.

     4. Fiscal Year.--The fiscal year of the Corporation shall begin on the first day of January in each year.

                                  END OF BYLAWS

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